UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2018

CHINA AUTO LOGISTICS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34393	98-065797
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Floor 1 FTZ International Auto Mall 86 Tianbao Avenue, Free Trade Zone

Tianjin Province, The People’s Republic of China 300461

(Address of principal executive offices)

Registrant’s telephone number, including area code: (86) 22-2576-2771

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously reported in a Current Report on Form 8-K filed June 1, 2018, China Auto Logistics Inc. (the “Company”) received notification from the Listing Qualifications Department of The Nasdaq Stock Market, Inc. (“Nasdaq”) that due to the Company’s inability to timely file its Quarterly Report for the quarter ended March 31, 2018 on Form 10-Q, as well as its Annual Report for the year ended December 31, 2017 on Form 10-K, the Company has not been in compliance with Rule 5250(c)(1) of the Nasdaq Listing Rules (the “Rules”), which requires timely filing of such reports with the U.S. Securities and Exchange Commission for continued listing.

Under the Rules, the Company was given until today, June 11, 2018, to submit a plan to Nasdaq providing details on how the Company intends to regain compliance. On June 11, 2018, the Company submitted its plan to Nasdaq detailing how the Company plans to regain compliance with Nasdaq’s continued listing requirements. After reviewing the plan, Nasdaq may grant the Company an extension until October 15, 2018 for the Company to regain compliance. If Nasdaq rejects the plan, the Company may appeal such decision to a Nasdaq Hearings Panel.

The Company issued a press release announcing the submission of its compliance plan. A copy of the press release is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release of China Auto Logistics Inc., dated June 11, 2018

SIGNATURE PAGE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2018

CHINA AUTO LOGISTICS INC.

By:	/s/ Tong Shiping
Name:	Tong Shiping
Title:	President and Chief Executive Officer

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